Exhibit 10.9.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

WHEREAS, on September 30, 2004 ACA Service Corporation (formerly known as American Capital Access Service Corporation,), ACA Capital Holdings, Inc. and ACA Financial Guaranty Corporation (collectively, the “Company”) entered into that certain Amended and Restated Employment Agreement (the “Employment Agreement”) with William Tomljanovic (the “Executive”); and

WHEREAS, on April 18, 2001 the Executive executed a promissory note in the principal amount of $250,000 in favor of ACA Capital Holdings, Inc. (formerly known as American Capital Access Holdings, Inc.), which note was amended to increase the principal amount thereof to $500,000 and re-issued as so amended effective on September 20, 2001, the proceeds of which were applied to the purchase of shares of common stock of ACA Capital Holdings, Inc. (the “Existing Indebtedness”); and

WHEREAS, payments of principal and interest on the Existing Indebtedness are due annually on each February 28th, beginning February 28, 2004; and

WHEREAS, Section 6(d) of the Employment Agreement provides for the release, cancellation, forgiveness and discharge of an amount equal to one third of the outstanding principal amount and any accrued and unpaid interest on the Existing Indebtedness on each anniversary of the Employment Agreement for so long as the Executive remains employed by the Company on such date (and subject to other exceptions as described in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend Section 6(d) of the Employment Agreement to make the annual waiver of principal and interest on the Existing Indebtedness effective as of February 28 of each year and to correct certain other errors contained in that provision;

NOW THEREFORE, the parties hereto agree as follows (defined terms used herein having the meanings assigned thereto in the Employment Agreement):

1.               The first sentence of Section 6(d) shall be amended and restated to read in its entirety as follows:

“Beginning on February 28, 2005 (the “Waiver Date”) and on each of the following two anniversaries of the Waiver Date thereafter during the initial Term of Employment hereunder, and only for so long as the Executive shall continue to be employed by the Company hereunder on such Waiver Dates, the Company shall release, cancel, forgive and forever discharge an amount equal to one third o(l/3) of the outstanding principal amount (and any accrued but unpaid interest thereon) under that certain Promissory Note, dated September 20, 2001, made by the

Executive in favor of the Company in the original principal amount of $500,000.”

2.               All other terms and provisions of the Employment Agreement remain in full force and effect.

3.               This Amendment (i) shall be governed, construed, performed and enforced in accordance with the laws of the State of New York; and (ii) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Employment Agreement as of January 2, 2005.

ACA CAPITAL HOLDINGS, INC.

By:	/s/ Nora J. Dahlman
	Name:	NORA J. DAHLMAN
	Title:	GENERAL COUNSEL & SECRETARY

ACA SERVICE CORPORATION

By:	/s/ Nora J. Dahlman
	Name:	NORA J. DAHLMAN
	Title:	GENERAL COUNSEL & SECRETARY

ACA FINANCIAL GUARANTY CORPORATION

By:	/s/ Nora J. Dahlman
	Name:	NORA J. DAHLMAN
	Title:	GENERAL COUNSEL & SECRETARY

Executive:

/s/ William Tomljanovic
William Tomljanovic